BANK OF LANCASTER

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned, revoking all prior proxies, hereby appoints Ammon G. Dunton, Jr. and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of the Bank of Lancaster held of record by the undersigned on March 7, 1997, at the Annual Meeting of Stockholders to be held on April 28, 1997, or any adjournment thereof, on each of the following matters:

1. To approve an Agreement and Plan of Reorganization, dated as of February 20, 1997, between the Bank of Lancaster and Bay Banks of Virginia, Inc., a newly-formed Virginia corporation established to serve as the holding company for the Bank, providing for the reorganization of the Bank into a bank holding company structure as described in the accompanying Proxy Statement.

                  [ ] FOR         [ ] AGAINST      [ ] ABSTAIN

                                 (Has the same effect as a vote Against)

2.       Election of directors.

         [ ]  FOR all Nominees listed below   [ ] WITHHOLD AUTHORITY TO VOTE FOR
                                                  THOSE INDICATED BELOW

           Fletcher L. Brown, III          Thomas A. Gosse
           William A. Creager              Austin L. Roberts, III

         NOTE: You may line through the name of any individual nominee for whom you wish to withhold your vote.

3. To ratify the selection by the Audit Committee of the Board of Directors of Eggleston, Smith, P.C., independent certified public accountants, as auditors of the Bank for 1997.

                  [ ] FOR         [ ] AGAINST      [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each proposal. All joint owners MUST sign.

         Please sign exactly as your name appears on the reverse side of this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED ______________________     ___________________________________________
                                          Signature

---------------------            -------------------------------------------
NUMBER OF SHARES                 Signature (if jointly owned)

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------